UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT – December 22, 2025
(Date of earliest event reported)

HONEYWELL INTERNATIONAL INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-8974	22-2640650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

855 S. MINT STREET, CHARLOTTE, NC..................................................28202
......(Address of principal executive offices).................................................(Zip Code)

 Registrant’s telephone number, including area code: (704) 627-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share	HON	The Nasdaq Stock Market LLC
3.500% Senior Notes due 2027	HON 27	The Nasdaq Stock Market LLC
2.250% Senior Notes due 2028	HON 28A	The Nasdaq Stock Market LLC
3.375% Senior Notes due 2030	HON 30	The Nasdaq Stock Market LLC
0.750% Senior Notes due 2032	HON 32	The Nasdaq Stock Market LLC
3.750% Senior Notes due 2032	HON 32A	The Nasdaq Stock Market LLC
4.125% Senior Notes due 2034	HON 34	The Nasdaq Stock Market LLC
3.750% Senior Notes due 2036	HON 36	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition

As previously announced on October 22, 2025, beginning in the first quarter of 2026, Honeywell International Inc. (the “Company”) intends to realign its business units comprising its Industrial Automation and Energy and Sustainability Solutions reportable business segments. This realignment will result in the formation of a new reportable business segment, Process Automation and Technology, and also result in a new composition of the Industrial Automation reportable business segment. Process Automation and Technology will include the core process solutions of the Honeywell Process Solutions business, which is currently a part of Industrial Automation, and UOP, which is currently reported in Energy and Sustainability Solutions. As a result, the Company will no longer report results for the Energy and Sustainability Solutions segment (the Advanced Materials business, which was formerly reported in Energy and Sustainability Solutions, was spun off on October 30, 2025). Industrial Automation will continue to include the smart energy, thermal solutions, and process measurement and control businesses, currently included in the Honeywell Process Solutions business, Sensing and Safety Technologies, Warehouse and Workflow Solutions, and Productivity Solutions and Services.

Following the realignment, the Company’s four reportable business segments will be Aerospace Technologies, Building Automation, Process Automation and Technology, and Industrial Automation. Other operations will continue to be presented in Corporate and All Other, which is separately reported but is not a reportable business segment. In addition to the realignment, also beginning in 2026, the Company will report its disaggregation of revenue within its Building Automation, Process Automation and Technology, and Industrial Automation segments based on the business models of Products, Projects, Solutions, and Aftermarket. The Company expects to report its financial performance based on this realignment effective with the first quarter of 2026 and will have no impact on the Company's historical consolidated financial position, results of operations, or cash flows.

Additionally, effective October 30, 2025, the Company completed the spin-off of its Advanced Materials business into an independent, publicly traded company, Solstice Advanced Materials (NASDAQ: SOLS). The Advanced Materials business had historically been part of the Energy and Sustainability Systems reportable segment. In connection with the spin-off, the Advanced Materials business will be reported as discontinued operations effective beginning with the fourth quarter of 2025, and retrospectively for all comparative periods reported. Corporate expenses historically allocated to Advanced Materials and not eligible to be part of discontinued operations are now included in Corporate and All Other. Net Sales, Operating Income, and Operating Cash Flows from discontinued operations for the year ended December 31, 2024, were approximately $3.8 billion, $1.0 billion, and $1.0 billion, respectively.

Attached as Exhibit 99.1 is a supplemental schedule containing unaudited segment information for the three months ended March 31, June 30, and September 30, 2025, three months ended March 31, June 30, September 30, and December 31, 2024, and the years ended December 31, 2024 and 2023, recast on the basis of the proposed realignment of the business segments expected to be effective with the quarter ending March 31, 2026 and the presentation of the Advanced Materials business as discontinued operations beginning with the quarter ended December 31, 2025.

To provide supplemental historical information on a basis consistent with its announced new reporting structure and the spin-off of Advanced Materials, the Company has also furnished in the attached Exhibit 99.1 certain non-GAAP supplemental historical business segment information to conform to the announced new reporting structure and retrospective impacts of the Advanced Materials business which will be reported as discontinued operations.

The supplemental unaudited historical business segment information contained in Exhibit 99.1 does not represent a restatement or reissuance of previously issued financial statements. The information furnished pursuant to this Item 2.02, including Exhibit 99.1, should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2024, and the Company's quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025, and September 30, 2025.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1 in Item 9.01, shall not be deemed "filed" for purposes on Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01    Other Events

As previously disclosed, on March 1, 2023, Flexjet, LLC (“Flexjet”) brought suit against the Company, alleging breach of the parties’ aircraft engine maintenance service agreement and seeking liquidated damages for delayed engine repairs. Flexjet provides private jet services to customers, and the Company maintains aircraft engine maintenance service contracts with Flexjet.

The Company is providing an update with respect to the previously disclosed Flexjet-related litigation matters. The Company is in ongoing settlement negotiations with Flexjet and the other parties to the litigation matters. Based on negotiations to date, the Company expects to record a one-time charge within its Aerospace Technologies segment in the fourth quarter of 2025 that will reduce GAAP sales (due to contra-revenue accounting) and operating income by approximately $310 million and $370 million, respectively. The Company further expects that any comprehensive settlements will include one-time cash payments to the parties to the Flexjet-related litigation matters totaling approximately $470 million in the aggregate. The foregoing expected financial impacts are subject to change based on the final terms of any such settlements with Flexjet and such other parties, and there can be no assurance that any such settlements will be reached.

Cautionary Statement About Forward-Looking Statements

We describe many of the trends and other factors that drive our business and future results in this Current Report on Form 8-K. Such discussions contain forward-looking statements within the meaning of Section 21E of the Exchange Act, including statements related to the proposed separation of Automation and Aerospace Technologies, the realignment of the Company’s reportable business segments, the accounting impact of any potential settlements of the Flexjet-related litigation matters, and the evaluation of strategic alternatives for the Productivity Solutions and Services and Warehouse and Workflow Solutions businesses. Forward-looking statements are those that address activities, events, or developments that we or our management intend, expect, project, believe, or anticipate will or may occur in the future. They are based on management's assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments, and other relevant factors, many of which are difficult to predict and outside of our control, including the Company’s realignment of its reportable business segments, the Company’s current expectations, estimates, and projections regarding the proposed separation of Automation and Aerospace Technologies, the accounting impact of any potential settlements of the Flexjet-related litigation matters, and the evaluation of strategic alternatives for the Productivity Solutions and Services and Warehouse and Workflow Solutions businesses. They are not guarantees of future performance, and actual results, developments, and business decisions may differ significantly from those envisaged by our forward-looking statements. We do not undertake to update or revise any of our forward-looking statements, except as required by applicable securities law. Our forward-looking statements are also subject to material risks and uncertainties, including ongoing macroeconomic and geopolitical risks, such as changes in or application of trade and tax laws and policies, including the impacts of tariffs and other trade barriers and restrictions, lower GDP growth or recession in the U.S. or globally, supply chain disruptions, capital markets volatility, inflation, and certain regional conflicts, that can affect our performance in both the near- and long-term. In addition, no assurance can be given that any plan, initiative, projection, goal, commitment, expectation, or prospect set forth in this Current Report can or will be achieved. These forward-looking statements should be considered in light of the information included in this Current Report on Form 8-K, including the Exhibits attached hereto, our Form 10-K, and other filings with the SEC. Any forward-looking plans described herein are not final and may be modified or abandoned at any time.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed as part of this report:

Exhibit #	Description
99.1	Supplemental unaudited historical business segment information (furnished pursuant to Item 2.02 hereof).
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 22, 2025	HONEYWELL INTERNATIONAL INC.

By: /s/ Su Ping Lu
Su Ping Lu
Senior Vice President, General Counsel and Corporate Secretary